                                                                EXHIBIT (A)(4)



                                                                        N 03 21
SIERRA PRIME INCOME FUND                          9301 Corbin Avenue, Suite 333
                                                  Northridge, California  91324


                                 December, 1996


Dear Shareholder

As you requested, we are enclosing a copy of the Sierra Prime Income Fund ("Fund") Offer to Purchase 124,444 of its issued and outstanding Class A Common Shares of beneficial interest ("Class A Common Shares") and the related Letter of Transmittal (which together constitute the "Offer"). The Offer is for cash at the net asset value ("NAV") per Class A Common Share determined as of 2:00 PM Pacific Standard Time on the Expiration Date of the Offer. An "Early Withdrawal Charge" or "EWC" may be imposed on certain Class A Common Shares accepted for payment that have been held for less than two years. Please read carefully the enclosed documents, as well as the Fund's most current financial statements.

If, after reviewing the information set forth in the Offer, you wish to tender Class A Common Shares for purchase by the Fund, please contact your Great Western Financial Securities Representative or follow the instructions contained in the Offer to Purchase and Letter of Transmittal.

Neither the Fund nor its Board of Trustees is making any recommendation to any holder of Class A Common Shares as to whether to tender Class A Common Shares. Each shareholder is urged to consult his or her broker or tax adviser before deciding whether to tender any Class A Common Shares.

The Fund's NAV per Class A Common Share from February 14, 1996 through December 6, 1996 ranged from a high of $10.01 to a low of $10.00. On December 6, 1996 the NAV was $10.00 per Common Share. You can obtain current NAV quotations from Sierra Shareholder Services by calling (800) 222-5852 between the hours of 6:00 AM and 6:00 PM Pacific Standard Time, Monday through Friday, and 6:00 AM to 3:00 PM Pacific Standard Time, on Saturday, except holidays. The Fund offers and sells its Class A Common Shares to the public on a continuous basis. The Fund is not aware of any secondary market trading for the Class A Common Shares.

Should you have any questions on the enclosed material, please do not hesitate to call Sierra Shareholder Services at (800) 222-5852 during ordinary business hours. We appreciate your continued interest in Sierra Prime Income Fund.

Sincerely,


SIERRA PRIME INCOME FUND


   TO ENSURE PROCESSING OF YOUR REQUEST, A LETTER OF TRANSMITTAL OR A MANUALLY SIGNED FACSIMILE OF IT (TOGETHER WITH ANY CERTIFICATES FOR CLASS A COMMON SHARES AND ALL OTHER REQUIRED DOCUMENTS) MUST BE RECEIVED BY THE ADMINISTRATOR ON OR BEFORE THE EXPIRATION DATE (JANUARY 17, 1997).

                                                                     EXHIBIT (B)





                                CREDIT AGREEMENT



                                     among



               The Entities Listed on the Signature Pages Hereto


                                      and


                               DEUTSCHE BANK AG,
                                NEW YORK BRANCH


                          ____________________________


                            Dated as of May 22, 1996


                          _____________________________

                               TABLE OF CONTENTS


SECTION 1.       Amount and Terms of Credit . . . . . . . . . . . . . .  -1-
         1.01    The Commitment . . . . . . . . . . . . . . . . . . . .  -1-
         1.02    Minimum Amount of Each Borrowing . . . . . . . . . . .  -1-
         1.03    Notice of Borrowing  . . . . . . . . . . . . . . . . .  -1-
         1.04    Disbursement of Funds  . . . . . . . . . . . . . . . .  -2-
         1.05    Revolving Notes  . . . . . . . . . . . . . . . . . . .  -2-
         1.06    Bank Notations . . . . . . . . . . . . . . . . . . . .  -2-
         1.07    Interest . . . . . . . . . . . . . . . . . . . . . . .  -2-
         1.08    Interest Periods . . . . . . . . . . . . . . . . . . .  -3-
         1.09    Compensation . . . . . . . . . . . . . . . . . . . . .  -4-
         1.10    Increased Costs, Illegality, etc.  . . . . . . . . . .  -4-

SECTION 2.       Prepayments; Payments; Fees  . . . . . . . . . . . . .  -6-
         2.01    Repayments . . . . . . . . . . . . . . . . . . . . . .  -6-
         2.02    Method and Place of Payment  . . . . . . . . . . . . .  -7-
         2.03    Fees . . . . . . . . . . . . . . . . . . . . . . . . .  -7-
         2.04    Voluntary Termination of the
                 Unutilized Commitment  . . . . . . . . . . . . . . . .  -7-
         2.05    Expiry Date  . . . . . . . . . . . . . . . . . . . . .  -7-

SECTION 3.       Conditions Precedent to Effective Date . . . . . . . .  -8-
         3.01    Execution of Agreement; Notes  . . . . . . . . . . . .  -8-
         3.02    Officer's Certificate  . . . . . . . . . . . . . . . .  -8-
         3.03    Opinions of Counsel  . . . . . . . . . . . . . . . . .  -8-
         3.04    Corporate Documents; Proceedings; etc. . . . . . . . .  -8-
         3.05    Adverse Change, etc. . . . . . . . . . . . . . . . . .  -9-
         3.06    Litigation . . . . . . . . . . . . . . . . . . . . . .  -9-

SECTION 4.       Conditions Precedent to All Loans  . . . . . . . . . .  -9-
         4.01    No Default; Representations and Warranties . . . . . .  -9-
         4.02    Notice of Borrowing  . . . . . . . . . . . . . . . . .  -10-

SECTION 5.       Representations, Warranties and Agreements . . . . . .  -10-
         5.01    Corporate or Trust Status  . . . . . . . . . . . . . .  -10-
         5.02    Power and Authority  . . . . . . . . . . . . . . . . .  -10-
         5.03    No Violation . . . . . . . . . . . . . . . . . . . . .  -11-
         5.04    Governmental Approvals . . . . . . . . . . . . . . . .  -11-
         5.05    Financial Statements; Financial Condition;
                 Undisclosed Liabilities; etc.  . . . . . . . . . . . .  -11-
         5.06    Litigation . . . . . . . . . . . . . . . . . . . . . .  -12-
         5.07    True and Complete Disclosure . . . . . . . . . . . . .  -12-
         5.08    Use of Proceeds; Margin Regulations  . . . . . . . . .  -12-
         5.09    ERISA  . . . . . . . . . . . . . . . . . . . . . . . .  -12-
         5.10    Compliance with Statutes, etc  . . . . . . . . . . . .  -12-
         5.11    Investment Company . . . . . . . . . . . . . . . . . .  -13-
         5.12    Investment Adviser . . . . . . . . . . . . . . . . . .  -13-
         5.13    Affiliation with the Bank  . . . . . . . . . . . . . .  -13-
         5.14    Senior Status  . . . . . . . . . . . . . . . . . . . .  -13-


SECTION 6.       Affirmative Covenants  . . . . . . . . . . . . . . . .  -13-
         6.01    Information Covenants  . . . . . . . . . . . . . . . .  -13-

         6.02    Books, Records and Inspections . . . . . . . . . . . .  -14-
         6.03    Compliance with Statutes, etc  . . . . . . . . . . . .  -15-
         6.04    Investment Company . . . . . . . . . . . . . . . . . .  -15-
         6.05    Compliance with Investment Practices . . . . . . . . .  -15-

SECTION 7.       Negative Covenants . . . . . . . . . . . . . . . . . .  -15-
         7.01    Liens  . . . . . . . . . . . . . . . . . . . . . . . .  -15-
         7.02    Consolidation, Merger, Sale or Purchase
                 of Assets, etc . . . . . . . . . . . . . . . . . . . .  -16-
         7.03    Modifications of Investment Practices,
                 Articles of Incorporation, By-Laws
                 and Certain Other Agreements . . . . . . . . . . . . .  -16-
         7.04    Business . . . . . . . . . . . . . . . . . . . . . . .  -16-
         7.05    ERISA  . . . . . . . . . . . . . . . . . . . . . . . .  -17-
         7.06    Affiliated Person  . . . . . . . . . . . . . . . . . .  -17-
         7.07    Custodian Long-Term Debt Rating  . . . . . . . . . . .  -17-

SECTION 8.       Events of Default  . . . . . . . . . . . . . . . . . .  -17-
         8.01    Payments . . . . . . . . . . . . . . . . . . . . . . .  -17-
         8.02    Representations, etc . . . . . . . . . . . . . . . . .  -17-
         8.03    Covenants  . . . . . . . . . . . . . . . . . . . . . .  -17-
         8.04    Default Under Other Agreements . . . . . . . . . . . .  -17-
         8.05    Bankruptcy, etc  . . . . . . . . . . . . . . . . . . .  -18-
         8.06    Judgments  . . . . . . . . . . . . . . . . . . . . . .  -18-
         8.07    Investment Adviser . . . . . . . . . . . . . . . . . .  -18-
         8.08    Asset Coverage . . . . . . . . . . . . . . . . . . . .  -18-
         8.09    Change of Control  . . . . . . . . . . . . . . . . . .  -18-

SECTION 9.       Definitions and Accounting Terms . . . . . . . . . . .  -19-
         9.01    Defined Terms  . . . . . . . . . . . . . . . . . . . .  -19-

SECTION 10. Miscellaneous . . . . . . . . . . . . . . . . . . . . . . .  -26-
         10.01   Payment of Expenses, etc . . . . . . . . . . . . . . .  -26-
         10.02   Right of Setoff  . . . . . . . . . . . . . . . . . . .  -26-
         10.03   Notices  . . . . . . . . . . . . . . . . . . . . . . .  -26-
         10.04   Benefit of Agreement . . . . . . . . . . . . . . . . .  -27-
         10.05   No Waiver; Remedies Cumulative . . . . . . . . . . . .  -28-
         10.06   Calculations; Computations . . . . . . . . . . . . . .  -28-
         10.07   GOVERNING LAW: SUBMISSION TO JURISDICTION; VENUE;
                 WAIVER OF JURY TRIAL . . . . . . . . . . . . . . . . .  -29-
         10.08   Counterparts . . . . . . . . . . . . . . . . . . . . .  -30-
         10.09   Headings Descriptive . . . . . . . . . . . . . . . . .  -30-
         10.10   Amendment or Waiver; etc . . . . . . . . . . . . . . .  -30-
         10.11   Survival . . . . . . . . . . . . . . . . . . . . . . .  -30-
         10.12   Domicile of Loans  . . . . . . . . . . . . . . . . . .  -30-
         10.13   Separate Agreements  . . . . . . . . . . . . . . . . .  -30-
         10.14   Limitation of Liability  . . . . . . . . . . . . . . .  -30-

SCHEDULE I       Base Commitments
SCHEDULE II      List of Investment Advisory and Management Agreements
SCHEDULE III     List of Prospectuses

EXHIBIT A                 Notice of Borrowing
EXHIBIT B                 Note
EXHIBIT C                 Form of Opinion
EXHIBIT D                 Officer's Certificate